UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2022

BLOOM ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

001-38598

(Commission File Number)

Delaware	77-0565408
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4353 North First Street, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 543-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class(1)	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BE	New York Stock Exchange

(1)   The registrant’s Class B Common Stock is not registered but is convertible into shares of Class A Common Stock at the election of the holder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Bloom Energy Corporation, a Delaware corporation (the “Company”), was held on May 11, 2022 (the “Annual Meeting”). Holders of our Class A common stock were entitled to one vote for each share of Class A common stock and holders of our Class B common stock were entitled to ten votes for each share of Class B common stock held as of the close of business on March 15, 2022. The stockholders voted on the following six proposals as described below:

Proposal 1 - Approval of the Election of Two Class I Directors to the Company’s Board of Directors

The two individuals listed below were elected at the Annual Meeting to serve on the Board of Directors (the “Board”) for three-year terms expiring at the 2025 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

Name	For	Withhold	Broker Non-Votes
Mary K. Bush	229,286,772	18,671,851	33,922,103
KR Sridhar	230,703,107	17,255,516	33,922,103

Michael Boskin, John T. Chambers, Jeffrey Immelt and Eddy Zervigon will continue to serve as members of the Board until the expiration of their respective terms or until their respective successors have been duly elected and qualified.

Proposal 2 - Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

Proposal 2 was to approve, on an advisory basis, the compensation of the Company’s named executive officers for fiscal 2021, as described in the Company’s 2022 Proxy Statement filed with the Securities and Exchange Commission on March 31, 2022 (the “Proxy Statement”). This proposal was approved.

For	Against	Abstain	Broker Non-Votes
171,160,739	76,556,950	240,934	33,922,103

Proposal 3 - Approval of an Amendment to our Restated Certificate of Incorporation to Increase the Authorized Shares of Preferred Stock

Proposal 3 was to approve an amendment to our Restated Certificate of Incorporation to increase the authorized shares of preferred stock. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
179,285,417	68,480,397	192,809	33,922,103

Proposal 4 - Approval of an Amendment to the Choice of Forum Provisions in our Restated Certificate of Incorporation

Proposal 4 was to approve an amendment to the choice of forum provisions in our Restated Certificate of Incorporation. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
242,540,273	5,240,542	177,808	33,922,103

Proposal 5 - Approval of an Amendment and Restatement of our 2018 Employee Stock Purchase Plan to Increase the Number of Shares Authorized for Issuance

Proposal 5 was to approve an amendment and restatement of our 2018 Employee Stock Purchase Plan to increase the number of shares authorized for issuance. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
221,491,637	26,370,488	96,498	33,922,103

Proposal 6 - Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022

Proposal 6 was to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. This proposal was approved.

For	Against	Abstain
281,597,212	179,422	104,092

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported above, at the Annual Meeting, the Company’s stockholders approved an amendment and restatement of the Company’s 2018 Employee Stock Purchase Plan (the “Amended and Restated Plan”) to increase the number of shares authorized for issuance by 10,000,000 shares. The Amended and Restated Plan is described in more detail in the Proxy Statement.

The foregoing description and the summary contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Plan, which is attached hereto as Exhibit 10.1.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated 2018 Employee Stock Purchase Plan

104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date: May 16, 2022	By:	/s/ Shawn M. Soderberg
Shawn M. Soderberg
Executive Vice President, General Counsel and Secretary